EXHIBIT 23.1  CONSENT OF INDEPENDENT ACCOUNTANTS


COOPERS & LYBRAND
COOPERS & LYBRAND L.L.P.
a professional services firm



                       Consent of Independent Accountants



We consent to the incorporation by reference in the Registration Statement of Flushing Financial Corporation on Form S-8 No. 33-98202 and Form S-8 No. 333-3878, of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Flushing Financial Corporation, and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Flushing Financial Corporation.



                                                   /s/ Coopers & Lybrand L.L.P.

                                                   Coopers & Lybrand L.L.P.







New York, New York
March 26, 1997.







Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited association incorporated in Switzerland.